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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                ----------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AMENDMENT NO. 1


                                  divine, inc.
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             (Exact name of registrant as specified in its charter)

              Delaware                                     36-4301991
------------------------------------              ------------------------------
       (State of incorporation                          (I.R.S. Employer
          or organization)                             Identification No.)

1301 North Elston Avenue, Chicago, Illinois                       60622
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(Address of principal executive offices)                        (Zip Code)

  If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

  If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
N/A (if applicable)
---

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                ----------------
                                (Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

                             Title of each class to
                                be so registered
                                ----------------

        Rights to Purchase Series A Junior Participating Preferred Stock
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Item 1.  Description of Registrant's Securities to Be Registered
         -------------------------------------------------------

         Effective July 8, 2001, divine, inc. (the "Company") amended the Rights Agreement dated as of February 12, 2001, between the Company and Computershare Investor Services, LLC, as Rights Agent (the "Rights Agreement").

         Amendment No. 1 to the Rights Agreement (the "Amendment") amended the definition of "Acquiring Person" to provide that such term shall not include Aleksander Szlam, an individual, and Szlam Partners, L.P., a Georgia limited partnership beneficially owned and controlled by Aleksander Szlam, or either of their respective Affiliates or Associates (each as defined in the Rights Agreement), unless and until such time as such person together with its Affiliates or Associates, directly or indirectly, becomes the beneficial owner of 20% or more of the Company's common stock then outstanding, in which event such person shall immediately become an Acquiring Person.

         A copy of the Amendment is being filed with the Securities and Exchange Commission as an Exhibit to this Amendment No. 1 to the Registration Statement on Form 8-A/A. A copy of the Rights Agreement, as amended, is available free of charge from the Company. This summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference.

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Item 2.  Exhibits
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         The following documents are filed as exhibits to this registration statement.

    Exhibit
    Number                          Exhibit Name
    -------                         ------------

       1 Rights Agreement, dated as of February 12, 2001, between the Registrant and Computershare Investor Services, LLC as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate. *

       2 Amendment No. 1 to Rights Agreement, dated as of July 8, 2001, between the Registrant and Computershare Investor Services, LLC as Rights Agent.


* Filed previously.

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                                    Signature
                                    ---------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

July 20, 2001                    divine, inc.
                                 (Registrant)


                                 By:   /s/ Michael P. Cullinane
                                      ------------------------------------------
                                 Its: Executive Vice President and Chief
                                      ------------------------------------------
                                      Financial Officer
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                                  Exhibit Index
                                  -------------
     Exhibit
     Number         Exhibit Name
     -------        ------------

       1 Rights Agreement, dated as of February 12, 2001, between the Registrant and Computershare Investor Services, LLC as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate. *

       2 Amendment No. 1 to Rights Agreement, dated as of July 8, 2001, between the Registrant and Computershare Investor Services, LLC as Rights Agent.


* Filed previously.

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